INITIAL CAPITAL AGREEMENT

Gallery Trust (the "Trust"), a Delaware statutory trust, and Mondrian Investment Partners (U.S.), Inc. (the "Purchaser"), a Delaware corporation, hereby agree as of January 12, 2016, as follows:

1. In order to provide the Trust with the initial capital required pursuant to Section 14 of the Investment Company Act of 1940, as amended, the Purchaser is hereby purchasing from the Trust 10,000 shares of beneficial interest of the Mondrian International Equity Fund, a series of the Trust (the "Shares"), at a purchase price of $10.00 per share, for a total purchase price of $100,000. The Purchaser hereby acknowledges the receipt of the Shares, and the Trust hereby acknowledges receipt from the Purchaser of funds in the amount of $100,000 for such series of the Trust in full payment for the Shares. It is further agreed that no certificate for the Shares will be issued by the Trust.

2. The Purchaser is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the basis that the sale of such Shares will be exempt under Section 4(a)(2) of the 1933 Act as not involving any public offering. Reliance on such exemption is predicated, in part, on the Purchaser's representation and warranty to the Trust that the Shares are being acquired for the Purchaser's own account for investment purposes and not with a view to the distribution or redemption thereof, and that the Purchaser has no present intention to dispose of the Shares. The Purchaser further represents that it will not take any action that will subject the sale of the Shares to the registration provisions of the 1933 Act.


                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties hereto have caused this Initial Capital
Agreement to be duly executed on the date first written above.

GALLERY TRUST

By:    /s/ Dianne M. Descoteaux
       -----------------------------------
Name:  Dianne M. Descoteaux
Title: Vice President and Secretary


MONDRIAN INVESTMENT PARTNERS (U.S.), INC.

By:    /s/ Paul M. Ross
       -----------------------------------
Name:  Paul M. Ross
Title: President



           SIGNATURE PAGE -- GALLERY TRUST INITIAL CAPITAL AGREEMENT